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Exhibit 99.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

        I, David W. Devonshire, Executive Vice President and Chief Financial Officer of Motorola, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003 (the "Periodic Report"), fully complies with the requirements of Section 13(a) for the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)
information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Motorola, Inc.

        This certificate is being furnished solely for purposes of Section 906.

Dated: May 9, 2003
/s/ DAVID W. DEVONSHIRE David W. Devonshire Executive Vice President and Chief Financial Officer, Motorola, Inc.

        A signed original of this written statement required by Section 906 has been provided to Motorola, Inc. and will be retained by Motorola, Inc. and furnished to the Securities Exchange Commission or its staff upon request.

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CERTIFICATION OF PERIODIC FINANCIAL REPORTS